Exhibit 10.24

Executive Version

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 21st day of May, 2008 (this “Amendment”), is entered into among JACKSON HEWITT TAX SERVICE INC., a Delaware corporation (the “Parent”), JACKSON HEWITT INC., a Virginia corporation (“Jackson Hewitt”), TAX SERVICES OF AMERICA, INC., a Delaware corporation (“Tax Services”), and HEWFANT INC., a Virginia corporation (“Hewfant” and collectively with the Parent, Jackson Hewitt and Tax Services, the “Borrowers” and each a “Borrower”), the Lenders (as defined in the hereinafter defined Credit Agreement) party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders.

RECITALS

A. The Borrowers, the Lenders and Wachovia are parties to that certain Amended and Restated Credit Agreement, dated as of October 6, 2006, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of October 31, 2007 (as further amended, restated and modified from time to time, the “Credit Agreement”), providing for a revolving credit facility in the aggregate principal amount of $450,000,000. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B. The Borrowers have requested certain amendments to the Credit Agreement and the Administrative Agent and the Lenders have agreed to make such amendments on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Section 1.1 (Defined Terms).

(a) The pricing matrix in the definition of “Applicable Percentage”, in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following pricing matrix:

Level	Total Leverage Ratio	Applicable LIBOR Margin	Applicable Base Rate Margin	Applicable Commitment Fee Percentage
I	Greater than 3.0 to 1.0	2.00%	1.00%	0.40%
II	Less than or equal to 3.0 to 1.0 but greater than 2.5 to 1.0	1.50%	0.50%	0.30%
III	Less than or equal to 2.5 to 1.0 but greater than 2.0 to 1.0	1.00%	0.00%	0.20%
IV	Less than or equal to 2.0 to 1.0 but greater than 1.0 to 1.0	0.75%	0.00%	0.15%
V	Less than or equal to 1.0 to 1.0	0.50%	0.00%	0.10%

(b) The definition of “Permitted Acquisitions” is hereby amended by (i) deleting the word “and” from the end of sub-clause (iv) of clause (B) thereof, (ii) changing sub-clause (v) of clause (B) thereof to become the new sub-clause (vi) thereof, and (iii) inserting a new sub-clause (v) in clause (B) thereof as follows:

(v) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, if the Leverage Ratio, determined on a Pro Forma Basis for the Reference Period then most recently ended for which the Administrative Agent has received the financial statements required by Section 6.1, is (A) greater than 3.00 to 1.0, the cash consideration paid with respect to such Acquisition, together with the aggregate cash consideration paid with respect to all Acquisitions during the same fiscal year, shall not exceed $15,000,000; provided, however, that the foregoing shall exclude cash consideration paid in such fiscal year for Acquisitions consummated in prior fiscal years or (B) less than or equal to 3.00 to 1.0, there shall be no limitation on the aggregate cash consideration paid with respect to all Acquisitions during the same fiscal year; and

1.2 Amendment to Section 7.1 (Leverage Ratio). Section 7.1 of the Credit Agreement is hereby deleted, in its entirety, and replaced with the following:

7.1 Leverage Ratio. The Borrowers will not permit the Leverage Ratio as of the last day of any fiscal quarter to be greater than the ratio set forth below opposite the period that includes the last day of such fiscal quarter:

Period	Maximum Leverage Ratio
April 30, 2008	3.00:1.0
July 31, 2008 through January 31, 2009	3.50:1.0
April 30, 2009 through October 31, 2009	3.15:1.0
Thereafter	3.00:1.0

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provided, that if the Borrower purchases, redeems, retires or otherwise acquires shares of its Capital Stock pursuant to Section 8.4(iv), the Borrowers will not permit the Leverage Ratio as of the last day of any fiscal quarter ending on the date of such purchase, redemption, retirement or acquisition or thereafter to be greater than 3.0:1.0.

1.3 Amendment to Section 8.4 (Restricted Payments). Clause (iv) of Section 8.4 of the Credit Agreement is hereby amended by deleting subclause (y) thereof and replacing it with the following:

(y) with respect to purchases, redemptions, retirement or other acquisitions of Capital Stock only, (1) the Leverage Ratio shall be less than or equal to 2.50 to 1.0 for the two previous Reference Periods then most recently ended for which the Administrative Agent has received the financial statements required by Section 6.1, (2) immediately after giving effect to such purchase, redemption, retirement or other acquisition of Capital Stock and any Borrowings in connection therewith, the aggregate Unutilized Revolving Credit Commitments shall not be less than $10,000,000, and (3) the Leverage Ratio, determined on a Pro Forma Basis for the Reference Period then most recently ended for which the Administrative Agent has received the financial statements required by Section 6.1, shall not exceed 3.0 to 1.0 (and provided, that consummation of any such transaction contemplated by this Section 8.4(iv) shall be deemed to be a representation to the Administrative Agent and the Lenders by the Borrowers that the conditions set forth in this paragraph have been satisfied).

ARTICLE II

CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective as of the date (the “Second Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent shall have received, dated as of the Second Amendment Effective Date, an executed counterpart hereof from each of the Borrowers and the Required Lenders.

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(b) The Borrowers shall have paid to the Administrative Agent, for the benefit of each Lender who approves this Amendment a nonrefundable fee in the amount of 0.15% of each such approving Lender’s aggregate Revolving Credit Commitment, which fee shall be deemed fully earned as of the Second Amendment Effective Date.

(c) The Borrowers shall have paid to the Arranger the other fees required under the engagement letter from the Arranger to the Borrowers, dated as of April 30, 2008.

(d) The Borrowers shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

ARTICLE III

CONFIRMATION OF REPRESENTATIONS AND WARRANTIES

The Borrowers hereby represent and warrant, on the date hereof and as of the Second Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of such date, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) this Amendment has been duly authorized, executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers enforceable against it in accordance with its terms and (iii) no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date, both immediately before and after giving effect to this Amendment.

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION OF THE BORROWERS

The Borrowers hereby confirm and agree that, after giving effect to this Amendment, the Credit Agreement and the other Credit Documents remain in full force and effect and enforceable against the Borrowers in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if the Borrowers have any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. This acknowledgement and confirmation by the Borrowers is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment, and the Borrowers acknowledge that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

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ARTICLE V

MISCELLANEOUS

5.1 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

5.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

5.3 Expenses. The Borrowers agree on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

5.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

JACKSON HEWITT TAX SERVICE INC. JACKSON HEWITT INC. TAX SERVICES OF AMERICA, INC. HEWFANT INC.

By:	/s/ Daniel P. O’Brien
Name:	Daniel P. O’Brien
Title:	EVP & CFO

(signatures continued)

Signature Page to Second Amendment

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and as a Lender

By:	/s/ James J. Petronchak
Name:	James J. Petronchak
Title:	SVP

Signature Page to Second Amendment

BANK OF AMERICA, N.A., as Syndication Agent and as a Lender

By:	/s/ Jason Cassity
Name:	Jason Cassity
Title:	Vice President

Signature Page to Second Amendment

CITIBANK, N.A., as Syndication Agent and as a Lender

By:	/s/ Charles J. Margiotti III
Name:	Charles J. Margiotti III
Title:	Vice President

Signature Page to Second Amendment

PNC BANK, NATIONAL ASSOCIATION, as Documentation Agent and as a Lender

By:	/s/ Lori S. Franzon
Name:	Lori S. Franzon
Title:	Vice President

Signature Page to Second Amendment

JPMORGAN CHASE BANK, N.A., as Documentation Agent and as a Lender

By:	/s/ Dawn B. Scocco
Name:	Dawn B. Scocco
Title:	Associate

Signature Page to Second Amendment

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Gary T. Fowler
Name:	Gary T. Fowler
Title:	Vice President

Signature Page to Second Amendment

FIFTH THIRD BANK, as a Lender

By:	/s/ George B. Davis
Name:	George B. Davis
Title:	Vice President

Signature Page to Second Amendment

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:	/s/ Marissa Petri
Name:	Marissa Petri
Title:	Assistant Vice President

Signature Page to Second Amendment

CAPITAL ONE, N.A., as a Lender

By:	/s/ Stephen DiGiovanna
Name:	Stephen DiGiovanna
Title:	Senior Vice President

Signature Page to Second Amendment

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender

By:	/s/ Emer Dalton
Name:	Emer Dalton
Title:	Senior Manager

By:	/s/ Peter O’Connor
Name:	Peter O’Connor
Title:	Deputy Manager

Signature Page to Second Amendment

COMMERCE BANK, as a Lender

By:	/s/ Craig A. Pasko
Name:	Craig A. Pasko
Title:	Vice President

Signature Page to Second Amendment